LEGG MASON INVESTORS TRUST, INC.







                             A Maryland Corporation









                                     BY-LAWS








May 5, 1993
Amended July 19, 1993


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                                Table of Contents

                                                                           Page


ARTICLE I         NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL.........  1
                  1.01.  Name...............................................  1
                  1.02.  Principal Offices..................................  1
                  1.03.  Seal...............................................  1

ARTICLE II        STOCKHOLDERS..............................................  1
                  2.01.  Annual Meetings....................................  1
                  2.02.  Special Meetings...................................  1
                  2.03.  Place of Meetings..................................  2
                  2.04.  Notice of Meetings.................................  2
                  2.05.  Voting - In General................................  2
                  2.06.  Stockholders Entitled to Vote......................  3
                  2.07.  Voting - Proxies...................................  3
                  2.08.  Quorum.............................................  3
                  2.09.  Absence of Quorum..................................  3
                  2.10.  Stock Ledger and List of Stockholders..............  4
                  2.11.  Action Without Meeting.............................  5

ARTICLE III       BOARD OF DIRECTORS........................................  5
                  3.01.  Number and Term of Office..........................  5
                  3.02.  Qualifications of Directors........................  5
                  3.03.  Election of Directors..............................  5
                  3.04.  Removal of Directors...............................  5
                  3.05.  Vacancies and Newly Created Directorships .........  5
                  3.06.  General Powers.....................................  6
                  3.07.  Power to Issue and Sell Stock......................  6
                  3.08.  Power to Declare Dividends.........................  6
                  3.09.  Annual and Regular Meetings........................  7
                  3.10.  Special Meetings...................................  7
                  3.11.  Notice.............................................  7
                  3.12.  Waiver of Notice...................................  8
                  3.13.  Quorum and Voting..................................  8
                  3.14.  Compensation.......................................  8
                  3.15.  Action Without a Meeting...........................  8
                  3.16.  Chairman of the Board..............................  8

ARTICLE IV        EXECUTIVE COMMITTEE AND OTHER COMMITTEES..................  9
                  4.01.  How Constituted....................................  9
                  4.02.  Powers of the Executive Committee..................  9
                  4.03.  Proceedings, Quorum and Manner of Acting...........  9
                  4.04.  Other Committees...................................  9

ARTICLE V         OFFICERS.................................................. 10
                  5.01.  General............................................ 10
                  5.02.  Election, Term of Office and
                             Qualifications................................. 10

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                  5.03.  Resignation........................................ 10
                  5.04.  Removal............................................ 10
                  5.05.  Vacancies and Newly Created Offices................ 10
                  5.06.  President.......................................... 11
                  5.07.  Vice President..................................... 11
                  5.08.  Treasurer and Assistant Treasurers................. 11
                  5.09.  Secretary and Assistant Secretaries................ 11
                  5.10.  Subordinate Officers............................... 12
                  5.11.  Remuneration....................................... 12
                  5.12.  Surety Bonds....................................... 12

ARTICLE VI        CUSTODY OF SECURITIES..................................... 13
                  6.01.  Employment of a Custodian.......................... 13
                  6.02.  Action Upon Termination of Custodian
                             Agreement...................................... 13
                  6.03.  Provisions of Custodian Contract................... 13
                  6.04.  Other Arrangements................................. 16

ARTICLES VII      EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES............ 17
                  7.01.  General............................................ 17
                  7.02.  Checks, Notes, Drafts, Etc......................... 17
                  7.03.  Voting of Securities............................... 17

ARTICLE VIII      CAPITAL STOCK............................................. 17
                  8.01.  Certificates of Stock.............................. 17
                  8.02.  Transfer of Capital Stock.......................... 18
                  8.03.  Transfer Agents and Registrars..................... 18
                  8.04.  Transfer Regulations............................... 19
                  8.05.  Fixing of Record Date.............................. 19
                  8.06.  Lost, Stolen or Destroyed Certificates............. 19

ARTICLE IX        FISCAL YEAR, ACCOUNTANT................................... 19
                  9.01.  Fiscal Year........................................ 19
                  9.02.  Accountant......................................... 20

ARTICLE X         INDEMNIFICATION AND INSURANCE............................. 20
                  10.01. Indemnification of Officers, Directors,
                             Employees and Agents........................... 20
                  10.02. Insurance of Officers, Directors,
                             Employees and Agents........................... 22
                  10.03. Non-exclusivity.................................... 22

ARTICLE XI        AMENDMENTS................................................ 22
                  11.01. General............................................ 22
                  11.02. By Stockholders Only............................... 22
                  11.03. Limitation on Amendment............................ 23


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                                    ARTICLE I

                NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

         Section 1.01. Name: The name of the Corporation is Legg Mason Investors Trust, Inc.

         Section 1.02. Principal Offices: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may establish and maintain such other offices and places of business as the board of directors may, from time to time, determine. Except as provided in Section 2.10, the board of directors may keep the books of the Corporation at any office of the Corporation or at any other place within the United States as it may from time to time determine.

         Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of the incorporation, and the words "Corporate Seal, Maryland". The form of the seal shall be subject to alteration by the board of directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.


                                   ARTICLE II
                                  STOCKHOLDERS

         Section 2.01. Annual Meetings: There shall be no stockholder's meetings for the election of directors and the transaction of other business except as required by law or as hereinafter provided.

         Section 2.02. Special Meetings: Special meetings of the stockholders may be called at any time by the chairman of the board, the president, any vice president, or a majority of the board of directors. Special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to vote not less than 10% of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months.

         Section 2.03. Place of Meetings: All stockholders' meetings shall be held at the principal office of the Corporation, except that the board of directors may fix a different place of meeting, which shall be specified in each notice or waiver of notice of the meeting.



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         Section 2.04.  Notice of Meetings:  The secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or as otherwise required by law, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

         Section 2.05. Voting - In General: At every stockholders' meeting each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

         At any meeting at which there is an election of directors, the chairman of the meeting may, and upon the request of the holders of 10% of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as an inspector.



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         Section 2.06.  Stockholders  Entitled to Vote: If,  pursuant to Section
8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock of the appropriate series of shares ("Series") or class of shares ("Class") of the Corporation standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed by the board of directors for the determination of stockholders entitled to notice of or to vote at a meeting, the record date for the meeting of stockholders shall be (a) at the close of business (i) on the day ten days before the day on which notice of the meeting is mailed or (ii) on the day 30 days before the meeting, whichever is the closer date to the meeting; or, (b) if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

         Section 2.07. Voting - Proxies: A stockholder may vote the stock he owns of record by written proxy executed by the stockholder himself or by his duly authorized attorney in fact. No proxy shall be voted after eleven months from its date unless it provides for a longer period. Each proxy shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to an inspector of election or, if no inspector has been appointed, then to the secretary of the Corporation, or person acting as secretary of the meeting, before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. A proxy in the form of a telegram, datagram or telex shall not be valid; however, a mechanical or electronic facsimile of an otherwise valid proxy shall be valid.

         Section 2.08. Quorum: Except as otherwise provided in the Articles of Incorporation, the presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

         Section 2.09. Absence of Quorum: In the absence of a quorum, the holders or proxies of a majority of the shares present at the meeting in person or by proxy and entitled to vote thereat, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as secretary of such meeting, may adjourn the meeting without determining the date of the new meeting or, from time to time, without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

         Section 2.10. Stock Ledger and List of Stockholders: It shall be the duty of the secretary or assistant secretary of the Corporation to cause an

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original  or  duplicate  stock  ledger  to be  maintained  at the  office of the
Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for at least the six months next preceding such request, and who own in the aggregate 5% or more of the outstanding capital stock of the Corporation, may, in person or by agent, upon written request, inspect and copy during usual business hours the corporation's stock ledger at its principal office in Maryland; and may submit (if the Corporation at the time of the request does not maintain a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar. Notwithstanding the foregoing, whenever ten or more shareholders of record who have been such for at least six months preceding such request, and who own in the aggregate either shares having a net asset value of at least $25,000 or at least one percent of the outstanding shares, whichever is less, shall apply to the secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a special meeting of shareholders to vote upon the removal of one or more directors, and including with the application a form of communication and request which they wish to transmit, the Fund shall, within five business days after receipt of such application, either: (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Fund; or
(2) inform the applicants as to the approximate cost of mailing to them the proposed communication and form of request, and, upon the written request of the applicants, accompanied by a tender of the material to be mailed and of reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record; provided, however, that the Fund may avail itself of any of the rights afforded to a common law trust pursuant to
Section 16(c) of the Investment Company Act of 1940.

         Section 2.11. Action Without Meeting: Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.


                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.01. Number and Term of Office: The board of directors shall consist of seven directors, which number may be increased or decreased by a resolution of a majority of the entire board of directors; provided that the number of directors shall not be less than three nor more than twenty; and

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further  provided that if there is no stock  outstanding the number of directors may be less than three but not less than one, and if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. Each director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

         Section 3.02. Qualifications of Directors: After stock has been issued to more than one person, at least one of the members of the board of directors shall be a person who is not an "interested person" of the Corporation, as defined in the Investment Company Act of 1940, as amended.

         Section 3.03. Election of Directors: The initial director or directors of the Corporation shall be that person or those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section
3.04 and 3.05 hereof, the directors shall be elected by the stockholders on a date fixed by the board of directors. A plurality of all the votes validly cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a director.

         Section 3.04. Removal of Directors: At any stockholders' meeting duly called, provided a quorum is present, any director may be removed (either with or without cause) by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, and at the same meeting a duly qualified person may be elected in his stead by a plurality of the votes validly cast.

         Section 3.05. Vacancies and Newly Created Directorships: If any vacancies shall occur in the board of directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire board of directors, provided that in either case immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days (unless the Securities and Exchange Commission shall by rule or order extend such period) for the purpose of electing directors to fill any existing vacancies in the board of directors.

         Section 3.06.  General Powers:

         (a) The property, affairs and business of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all the powers of the Corporation except those powers vested solely

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in the stockholders of the Corporation by statute, by the Articles of
Incorporation, or by these By-Laws.

         (b) All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

         Section 3.07. Power to Issue and Sell Stock: The board of directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the board of directors shall deem advisable, subject to the provisions of Articles Sixth and Seventh of the Articles of Incorporation.

         Section 3.08.  Power to Declare Dividends:

         (a) The board of directors, from time to time as it may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.

         (b) The board of directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

         (i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

         (ii) the Corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

         Section 3.09. Annual and Regular Meetings: The annual meeting of the board of directors for choosing officers and transacting other proper business shall be held at such time and place as the board may determine. The board of directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place, which need not be in the State of Maryland. Except as otherwise provided under the Investment Company Act of 1940, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided for notice of special meetings, to each

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director  not present at the  meeting at which such  change was made.  Except as otherwise provided under the Investment Company Act of 1940, as amended, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

         Section 3.10. Special Meetings: Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president (or, in the absence or disability of the president, by any vice president), the treasurer, or two or more directors, at the time and place (which need not be in the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

         Section 3.11. Notice: Except as otherwise provided, notice of any special meeting shall be given by the secretary to each director, by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Corporation or, if not so registered, at his last known address, a written or printed notification of such meeting at least three days before the meeting or by delivering such notice to him at least two days before the meeting, or by sending such notice to him at least 24 hours before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, at his last known address.

         Section 3.12. Waiver of Notice: No notice of any meeting need be given to any director who attends such meeting in person or to any director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

         Section 3.13. Quorum and Voting: At all meetings of the board of directors the presence of one-half or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two directors (unless the Corporation, at the time, has only one director). In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

         Section 3.14. Compensation: Each director may receive such remuneration for his services as shall be fixed from time to time by resolution of the board of directors.

         Section 3.15. Action Without a Meeting: Except as otherwise provided under the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if written consents thereto are signed by all members of the

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board and such written consents are filed with the records of the meetings of the board.

         Section 3.16. Chairman of the Board: The board of directors, at its first meeting and thereafter at its annual meeting, shall elect from among the directors a chairman of the board, who shall serve at the pleasure of the board of directors. If the board of directors does not elect a chairman at any annual meeting, it may do so at any subsequent regular or special meeting. The chairman of the board shall hold office until the next annual meeting of the board of directors and until his successor shall have been chosen and qualified. If the office of chairman of the board shall become vacant for any reason, the board of directors may fill such vacancy at any regular or special meeting. The chairman of the board shall preside at all stockholders' meetings and at all meetings of the board of directors and shall have such powers and perform such duties as may be assigned to him from time to time by the board of directors. The chairman of the board shall not be considered an officer of the Corporation by reason of holding said position.


                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 4.01. How Constituted: By resolution adopted by the board of directors, the board may designate an executive committee, consisting of not less than three nor more than five directors. The board may also designate additional committees consisting of at least two directors. Each member of a committee shall be a director and shall hold office during the pleasure of the board. The chairman of the board, if any, and the president shall be members of the executive committee.

         Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the board of directors, when the board of directors is not in session the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the Corporation that may lawfully be exercised by the full board of directors, except the power to declare a dividend, to authorize the issuance of stock, to recommend to stockholders any matter requiring stockholders' approval, to amend the By-Laws, or to approve any merger or share exchange which does not require shareholder approval.

         Section 4.03. Proceedings, Quorum and Manner of Acting: In the absence of an appropriate resolution of the board of directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of such rules, the proceedings, quorum and manner of acting of a committee shall be governed by the rules applicable to the full board of directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

         Section 4.04. Other Committees: The board of directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the board of directors, but shall not exercise any power which may lawfully be exercised only by the board of directors or a committee thereof.

                                    ARTICLE V
                                    OFFICERS

         Section 5.01. General: The officers of the Corporation shall be a president, a secretary and a treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 hereof.

         Section 5.02. Election, Term of Office and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.10 hereof) shall be elected by the board of directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the board. Except as provided in Sections 5.03, 5.04 and 5.05 hereof, each officer chosen by the board of directors shall hold office until the next annual meeting of the board of directors and until his successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president, and provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer. No officer need be a director.

         Section 5.03. Resignation: Any officer may resign his office at any time by delivering a written resignation to the board of directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 5.04. Removal: Any officer may be removed from office whenever in the board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the board of directors given at a regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the board of directors.

         Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.10 hereof, by any officer upon whom such power shall have been conferred by the board of directors.

         Section 5.06. President: The president shall be the chief executive officer of the Corporation and, in the absence of the chairman of the board, shall preside at all stockholders' meetings and at all meetings of the board of directors. Subject to the supervision of the board of directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Subject to the provisions of Section 7.01 and except as the board of directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

         Section 5.07. Vice President: The board of directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the board of directors or the president. At the request or in the absence or disability of the president, the vice president (or, if there are two or more vice presidents, then the senior of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

         Section 5.08. Treasurer and Assistant Treasurers: The treasurer shall be the principal financial and accounting officer of the Corporation. He shall deliver all funds and securities of the Corporation which may come into his hands to such bank or trust company as the board of directors shall employ as Custodian. He shall prepare annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the Corporation's principal office within 120 days after the end of the fiscal year. The treasurer shall furnish such other reports regarding the business and condition of the Corporation as the board of directors may from time to time require and perform such duties additional to the foregoing as the board of directors may from time to time designate.

         Any assistant treasurer may perform such duties of the treasurer as the treasurer or the board of directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

         Section 5.09. Secretary and Assistant Secretaries: The secretary shall attend to the giving and serving of all notices of the Corporation and shall act as secretary at, and record all proceedings of, the meetings of the stockholders and directors in the books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the board of directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. At every meeting of the stockholders, he shall receive and take charge of and/or canvass all proxies and/or ballots, and shall decide all questions affecting the qualification of voters, the validity of proxies and the acceptance or rejection of votes, except that the chairman may assign such duties to inspectors of election pursuant to Section 2.05 hereof. He shall perform such other duties as appertain to his office or as may be required by the board of directors.

         Any assistant secretary may perform such duties of the secretary as the secretary or the board of directors may assign, and, in the absence of the secretary, may perform all the duties of the secretary.

         Section 5.10. Subordinate Officers: The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the board of directors may determine. The board of directors from time to time may delegate to one or more officers or agents the power to appoint and remove any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 5.11. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the board of directors, except that the board of directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.10 hereof.

         Section 5.12. Surety Bonds: The board of directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                              CUSTODY OF SECURITIES

         Section 6.01. Employment of a Custodian: The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation. The custodian (and any sub-custodian) shall be a bank or similar financial institution having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the board of directors, which shall fix its remuneration.

         Section 6.02. Action Upon Termination of Custodian Agreement: Upon termination of a custodian agreement or inability of the custodian to continue to serve, the board of directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the board of directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

         Section 6.03. Provisions of Custodian Contract: The custodian employed by the Corporation pursuant to the Articles of Incorporation shall be required to enter into a contract with the Corporation which shall contain in substance the following provisions:

         (a) The Corporation will cause all securities and funds owned by the Corporation to be delivered or paid to the custodian.

         (b) The custodian will receive and receipt for any monies due to the Corporation and deposit the same in its own banking department and in such other banking institutions, if any, as the custodian and the board of directors may approve. The custodian shall have the sole power to draw upon such account.

         (c) The custodian shall release and deliver securities owned by the Corporation in the following cases only:

                  (1) Upon the sale of such securities for the account of the Corporation and receipt of payment therefor:

                  (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided, that in any such case the cash or other consideration is to be delivered to the custodian;

                  (3) To the issuer thereof or its agent for transfer into the name of the Corporation, the custodian or a nominee of either, or into the name or nominee name of any agent or any sub-custodian, if applicable, or for exchange for a different number of bonds or certificates, or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the custodian;

                  (4) To the broker or its clearing agent, against a receipt, selling the same for examination, in accordance with the "street delivery" custom;

                  (5) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided, that in any such case the new securities and cash, if any, are to be delivered to the custodian;

                  (6) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts of temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the custodian;

                  (7) For deposit in a system for the central handling of securities;

                  (8) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Corporation;

                  (9) To the depository agent in connection with tender or other similar offers for securities of the Corporation;

                  (10) For delivery in connection with any loans of securities made by the Corporation, but only against receipt of adequate collateral as agreed upon from time to time by the custodian and the Fund on behalf of the Corporation;

                  (11)  For  delivery  as  security  in   connection   with  any
borrowings by the Corporation requiring a pledge of assets, but only against receipt of amounts borrowed;

                  (12) For delivery in accordance with the provisions of any agreement among the Corporation, the custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Corporation;

                  (13) For delivery in accordance with the provisions of any agreement among the Corporation, the custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Corporation;

                  (14) Upon receipt of instructions from the transfer agent, for delivery to such transfer agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information relating to the Fund in satisfaction of requests by holders of Shares for repurchase or redemption; and

                  (15) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions from the Corporation, a certified copy of an appropriate resolution of the board of directors or of the Executive Committee.


         (d) The custodian shall pay out monies of the Corporation only upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Corporation and the delivery in due course of such securities or evidence of title to such options, futures contracts or options on futures contracts to the custodian, or in connection with the conversion, exchange or surrender of securities owned by the Corporation as set forth in (c), or for the redemption or repurchase of Shares issued by the Corporation, or for the payment of any expense or liability incurred by the Corporation, or for the payment of any dividends on Shares of the Corporation, or for payment of the amount of dividends received in respect of securities sold short, or for any other proper purpose, but only upon receipt of, in addition to proper instructions from the Corporation, a certified copy of an appropriate resolution of the board of directors or of the Executive Committee; provided that, in every case where payment is made by the custodian in advance of receipt of the securities purchased, the custodian shall be absolutely liable to the Corporation for such securities to the same extent as if the securities had been received by the custodian.

         (e) The custodian shall make deliveries of securities and payments of cash only upon written instructions signed or initialled by such officer or officers or other agent or agents of the Corporation as may be authorized to sign or initial such instructions by resolution of the board of directors, it being understood that the board of directors may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

         The contract between the Corporation and the custodian may contain any other provisions that are not inconsistent with the provisions of the Articles of Incorporation or with these By-Laws as the board of directors may approve.

         Such contract shall be terminable by either party upon written notice to the other within such time not exceeding sixty (60) days as may be specified in the contract; provided, however, that upon termination of the contract or inability of the custodian to continue to serve, the custodian shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor custodian all securities and monies held by it for account of the Corporation. In such case, the board of directors shall promptly implement the procedures described in Section 6.02 hereof.

         Such contract shall also provide that, pending appointment of a successor custodian or vote of the shareholders specifying some other disposition of the funds and property, the custodian shall not deliver funds and property of the Corporation to the Corporation, but may deliver them to a bank or trust company doing business in the United States, of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000. The property of the Corporation is to be held under terms similar to those on which they were held by the retiring custodian.

         Any sub-custodian employed by the custodian pursuant to authorization to do so granted by the Corporation pursuant to Section 6.01 hereof shall be required to enter into a contract with the custodian containing in substance the same provisions as those described in paragraphs (a) through (e) above, except that any contract with a sub-custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that any such contract shall be expressly approved by a majority of the directors of the Corporation.

         Section 6.04. Other Arrangements: The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.


                                  ARTICLES VII
                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

         Section 7.01. General: Subject to the provisions of Sections 5.07, 6.03, 7.02 and 8.03 hereof, all deeds documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the board of directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

         Section 7.02. Checks, Notes, Drafts, Etc.: So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the board of directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or such nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the board of directors.

         Section 7.03. Voting of Securities: Unless otherwise ordered by the board of directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The board of directors may by resolution from time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII
                                  CAPITAL STOCK

         Section 8.01.  Certificates of Stock:

         (a) Certificates of stock shall not be issued unless requested in writing by a shareholder. If properly requested, certificates of each Series or Class of the Corporation shall be in the form approved by the board of directors, signed in the name of the Corporation by the president or any vice president and by the treasurer or any assistant treasurer or the secretary or any assistant secretary, sealed with the seal of the Corporation and certifying the number and kind of shares owned by him in the Corporation. Such signatures and seal may be a facsimile and may be mechanically reproduced thereon. The certificates containing such facsimiles shall be valid for all intents and purposes.

         (b) In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer at the date of issue.

         (c) The number of each certificate issued, the name of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.

         (d)  Every  certificate   exchanged,   surrendered  for  redemption  or
otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

         Section 8.02.  Transfer of Capital Stock:

         (a) Transfers of shares of any Series or Class of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the
certificate  or  certificates,   properly  endorsed  or  accompanied  by  proper
instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the board of directors.

         (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

         Section 8.03. Transfer Agents and Registrars: The board of directors may, from time to time, appoint or remove transfer agents or registrars of shares of any Series or Class of the Corporation. Upon any such appointment being made, all certificates representing shares of any such Series or Class of the Corporation thereafter issued shall be countersigned by one of such transfer agents or registrars or by both and shall not be valid unless so countersigned.

         Section 8.04. Transfer Regulations: Except as provided in the Articles of Incorporation, the shares of any Series of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the board of directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of any Series or Class of the Corporation.

         Section 8.05. Fixing of Record Date: The board of direc-tors may fix in advance a date as a record date for the determi-nation of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than 90 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders of record will be taken, except as otherwise provided by law.

         Section 8.06. Lost, Stolen or Destroyed Certificates: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the board of directors or any officer authorized by the board may, in its or his discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the board or any such officer may direct and with such surety or sureties as may be satisfactory to the board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE IX
                             FISCAL YEAR, ACCOUNTANT

         Section 9.01. Fiscal Year: The fiscal year of the Corporation shall, unless otherwise ordered by the board of directors, be twelve calendar months ending on the 31st day of March in each year.

         Section 9.02.  Accountant:

         (a) The Corporation shall employ an independent accountant or firm of independent accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the board of directors and to the stockholders.

         (b) A majority of the members of the board of directors who are not "interested persons" (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the accountant at any meeting held within 90 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting (if any) in that year. Such selection shall be submitted for ratification or rejection at the next succeeding stockholders' meeting, when and if such meeting is held. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

         (c) Any vacancy occurring between meetings, due to the death or resignation of the accountant, may be filled by a majority of the members of the board of directors who are not such interested persons.


                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

         Section 10.01.  Indemnification of Officers,  Directors,  Employees and
Agents: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
("Proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's directors, officers, and investment adviser (as defined in the Investment Company Act of 1940, as amended):

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         (a)      Whether or not there is an  adjudication  of liability in such
                  Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or under any contract or agreement with the Corporation ("disabling conduct").

         (b)      The Corporation shall not indemnify any such person unless:

                  (1) the court or other body before which the Proceeding was brought (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

                  (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the
                           Proceeding, or (b) if a majority of a quorum of directors described above so directs, or if such quorum is not obtainable, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

         (c) Reasonable expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

                  (1) such person shall provide adequate security for his or her undertaking;

                  (2) the Corporation shall be insured against losses arising by reason of such advance; or

                  (3) a majority of a quorum of the directors of the Corporation who are neither "interested persons" of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

                  Section 10.02. Insurance of Officers, Directors, Employees and
Agents: The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or

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was a  director,  officer,  employee or agent of the  Corporation,  or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his position.

         Section 10.03. Non-exclusivity: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, any agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


                                   ARTICLE XI
                                   AMENDMENTS

         Section 11.01. General: Except as provided in Sections 11.02 and 11.03 hereof, all By-Laws of the Corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

         (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

         (b) the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

         Section 11.02.  By Stockholders Only:

         (a) No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders.

         (b) From and after the issuance of any shares of the capital stock of the Corporation, no amendment of this Article XI shall be made except by the stockholders of the Corporation.

         Section 11.03. Limitation on Amendment: No amendment to Article X of these By-Laws shall narrow or eliminate any right to expenses, indemnification or insurance for any claim or proceeding arising out of conduct occurring prior to said amendment.

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